Exhibit 10.2
CHYRON CORPORATION
 5 Hub Drive
 Melville, New York 11747

June 11, 2010

Mr. Jerry Kieliszak
3461 Homestead Avenue
Wantagh, New York 11793

Re: Amendment to Change-in-Control Agreement

Dear Jerry:

The following sets out our agreement to amend (the “Amendment”) your Change-in-Control Agreement dated October 26, 2007 (the “Agreement”) with Chyron Corporation (the “Company”).  This Amendment replaces all of Section 1.1 of the Agreement.  This Amendment shall not affect any other provision of the Agreement, or the severance benefits set forth in your Terms of Severance Agreement dated October 26, 2007.

Section 1.1 of the Agreement is amended in its entirety to read as follows:

In the event of a Severance Event, the Company shall pay you severance equal to the following:  (i) an amount equal to your base salary for a 12 month period based on your base salary rate in effect immediately prior to a Change-in-Control (the “Severance Salary”); (ii) a bonus equal to the greater of (x) the bonus paid to you for the full fiscal year immediately prior to a Change-in-Control and (y) the bonus that you have accrued for the fiscal year in which the Change-in-Control has occurred, with such amount being annualized (the “Severance Bonus”); and (iii) an amount, grossed up for  federal, state and local taxes, in lieu of one year of participation in the Company’s life, long-term disability, and health insurance plans, as described further below (the “Severance Benefits”).  The payments are not subject to mitigation or any right of set-off.  In addition you will be paid for accrued, but unused vacation time up to the Company’s maximum permitted accrual of six weeks.  Further, any unvested equity-based award (the “Equity Award”) issued to you pursuant to the Company’s 1999 Incentive Compensation Plan, 2008 Long-Term Incentive Plan, or other such incentive compensation plan adopted by the Company (collectively, the “Plan”), shall immediately vest and the period to exercise the Equity Award shall be the remaining term of each respective agreement underlying the Equity Award regardless of any shorter periods provided for by the Plan as a result of the termination of your employment.

Very truly yours,
Chyron Corporation

By: /s/ Michael Wellesley-Wesley
Name: Michael Wellesley-Wesley
Title: President & CEO
AGREED AND ACCEPTED
This 14th day of June 2010

/s/ Jerry Kieliszak
Jerry Kieliszak
Senior Vice President &
Chief Financial Officer